Exhibit 10.30

AMENDMENT NO. 2 TO

GAS TRANSPORTATION AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of February 3, 2016, to that certain Gas Transportation Agreement, dated as of April 14, 2015, as amended by that certain Amendment No. 1 to Gas Transportation Agreement, dated as of August 5, 2015 (as so amended, the “Agreement”), is entered into by and among PennTex North Louisiana, LLC, a Delaware limited liability company (“Transporter”), and MRD Operating LLC, a Delaware limited liability company (“Customer”).  Transporter and Customer are each referred to herein as a “Party,” and collectively as, the “Parties.”  Capitalized terms used but not defined herein have the meaning given to them in the Agreement.

WHEREAS, Transporter has agreed to provide certain gas transportation services for Customer, and Customer has agreed to make certain payments to Transporter, pursuant to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement in accordance with Article XV thereof as set forth herein.

NOW THEREFORE, in consideration of the premises of this Amendment and the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Definitions.  Article I of the Agreement is hereby amended by adding thereto in alphabetical order the following definitions, which shall read in full as follows:

“Customer’s Priority Firm Service Gas” shall mean an amount of Customer Gas equal to 100,000 MMBtu per Day, which shall be entitled to Priority Firm Service on the Transportation System.

“Priority Firm Service” shall mean Firm Service that Transporter is contractually entitled to interrupt its performance only after all Interruptible Service and all other Firm Service has been curtailed in accordance with Article V.

“Priority Firm Service Gas” shall mean all Gas entitled to Priority Firm Service on the Transportation System, including, without limitation, Customer’s Priority Firm Service Gas.

2. Amendment and Restatement of Article V.  Article V of the Agreement is hereby amended by deleting such Article in its entirety and replacing it with the following:

Article V.Curtailment

If on any Day the quantity of Customer Gas and all other Gas available for delivery into the Transportation System on such Day exceeds the capacity of the Transportation System at any point, then Transporter shall interrupt or curtail receipts of Gas with respect to the affected point(s) only in accordance with the following:

(a) First, Transporter shall curtail all Interruptible Service Gas prior to curtailing Firm Service Gas.  In the event Transporter curtails some, but not all, Interruptible Service Gas on a particular Day, Transporter shall allocate the capacity of the Transportation System available for Interruptible Service Gas at the affected points on a pro rata basis based upon the last confirmed nominations of Interruptible Service Gas from all shippers on the Transportation System prior to the event causing the curtailment.

(b) Second, if additional curtailments are required beyond those described in the immediately preceding clause (a), Transporter shall curtail Firm Service Gas (excluding Priority Firm Service Gas).  In the event Transporter curtails some, but not all, such Firm Service Gas on a particular Day, Transporter shall allocate the capacity of the Transportation System at the affected point(s) on a pro rata basis based upon the last confirmed nominations of Firm Service Gas (excluding Priority Firm Service Gas) from all shippers on the Transportation System prior to the event causing the curtailment.

(c) Third, if additional curtailments are required beyond those described in the immediately preceding clauses (a) and (b), Transporter shall curtail Priority Firm Service Gas.  In the event Transporter curtails some, but not all, such Priority Firm Service Gas on a particular Day, Transporter shall allocate the capacity of the Transportation System at the affected point(s) on a pro rata basis based upon each shipper’s Priority Firm Service Gas (including Shipper’s Priority Firm Service Gas).

Transporter shall provide Customer notice of any interruption or curtailment of the receipt of Customer Gas into the Transportation System as is reasonable under the circumstances.

3. Demand Charge.  Article VIII of the Agreement is hereby amended by adding a new subsection (c) to the Section thereof entitled “Fees,” which shall read in full as follows:

(c) Demand Charge.  Commencing January 1, 2016 and ending December 31, 2025, for each Month, Customer shall pay to Transporter a demand charge of $360,000 per Month in consideration of Transporter’s agreement to provide Priority Firm Service to Customer.  Such demand charge shall be in addition to the transportation fee described in Section VIII(a) of this Agreement.

4. Governing Law.  This Amendment shall be governed, interpreted and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws provisions thereof.

5. Counterpart Execution.  This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Any signature delivered by a Party by facsimile transmission or electronically shall be deemed an original signature.

6. Integration with Agreement.  This Amendment shall be and hereby is incorporated into and forms a part of the Agreement.  Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, each Party has duly executed this Amendment as of the date first written above.

MRD Operating LLC

By:	Memorial Resource Development Corp.,
its sole member

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Senior Vice President

PennTex North Louisiana, LLC

By:	/s/ Robert O. Bond
Name:	Robert O. Bond
Title:	Chief Operating Officer

[Signature Page to Amendment No. 2 to Gas Transportation Agreement]